Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800	Facsimile: +1 212 446 4900

www.kirkland.com

July 27, 2026

Charter Communications, Inc.

Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
400 Washington Blvd.
Stamford, Connecticut 06902

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Charter Communications, Inc., a Delaware corporation, Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (“CCO Capital” and, together with CCO, the “Issuers”), and each of the entities listed on Exhibit A hereto (the “Guarantors” and, together with the Issuers, the “Registrants”), in connection with the proposed registration by the Registrants under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3ASR, and the documents incorporated by refence therein, filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2026 (as such registration statement is amended or supplemented, the “Registration Statement”) for the offer and sale from time to time pursuant to Rule 415 under the Act of one or more series of debt securities (the “Securities”). The Securities may be issued by the Issuers in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Issuers at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

You have advised us that the Securities will be issued under an indenture, dated as of July 23, 2015, by and among the Issuers, CCO Safari II, LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (as amended and supplemented through the date hereof, and as further amended and supplemented from time to time, the “Indenture”) and guaranteed (the “Guarantees”) by the applicable Guarantors.

July 27, 2026

The companies listed on Exhibit A hereto under the headings “Delaware Guarantors” are collectively referred to herein as the “Delaware Guarantors.” The companies listed on Exhibit A hereto under the heading “Other Guarantors” are collectively referred to herein as the “Other Guarantors.”

The Registration Statement provides that the Issuers may sell the Securities registered thereby (i) through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents or (iv) through a combination of any of these methods. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Issuers from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Issuers will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Issuers and underwriters that will be identified in the applicable Prospectus Supplement. We have assumed for purposes of this letter that the terms of the Underwriting Agreement will fall within the scope of the authorization adopted by the board of directors, sole director, board of managers, managing committee, manager, sole member or other applicable governing body, as applicable, of the Issuers and the applicable Guarantors (“Board Authorization”) and will receive the approvals required by that Board Authorization. The term “Underwriting Agreement” is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Issuers and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Issuers and the Delaware Guarantors, (ii) minutes and records of the corporate proceedings of the Issuers and the Delaware Guarantors with respect to the Registration Statement, (iii) the Registration Statement, (iv) the Indenture (including the Guarantees) and (v) forms of the Securities. The term “Transaction Documents” is used in this letter to refer collectively to the Underwriting Agreement, the Indenture, the Securities and the Guarantees.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Issuers and the Delaware Guarantors), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Issuers and the Delaware Guarantors). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantors.

July 27, 2026

We have also assumed that:

(i)	the Registration Statement shall have become effective pursuant to the provisions of the Act and will remain effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated the Registration Statement;

(ii)	a Prospectus Supplement or Prospectus Supplements with respect to the Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Issuers filed with the Commission and will comply with all applicable laws;

(iii)	the Securities will be issued and sold in the manner stated in the Registration Statement, and in the form and containing the terms set forth in the Registration Statement and the Indenture;

(iv)	the Guarantees will have been duly authorized, executed and delivered by the Other Guarantors (to the extent they are party to the Indenture);

(v)	a definitive Underwriting Agreement will have been duly authorized and validly executed and delivered by the Issuers, the Guarantors (to the extent they are party thereto) and the other parties thereto;

(vi)	the terms of the Indenture are or will have been consistent with the description of the terms of such agreement set forth in the Registration Statement and in the Prospectus Supplement or Prospectus Supplements;

(vii)	appropriate corporate action shall have been taken to authorize the issuance and sale of, and such authorization will not have been modified or rescinded;

(viii)	the issuance, sale and delivery of the Securities, the terms of the Securities and compliance by each of Issuers and the Guarantors (to the extent they are party to the Indenture) with the terms of the Securities will not violate any applicable law, any agreement or instrument then binding upon the Issuers or such Guarantors or any restriction imposed by any court or governmental body having jurisdiction over the Issuers or such Guarantors;

July 27, 2026

(ix)	any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained; and

(x)	there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Securities.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that when (i) the Securities have been duly executed, delivered and paid for in accordance with the Underwriting Agreement, (ii) the Indenture has been duly authorized, executed and delivered by the Issuers, the Guarantors (to the extent they are party thereto) and the Trustee, (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and (iv) the Securities have been fully authenticated by the Trustee, the Securities will constitute legal, valid and binding obligations of the Issuers and the Guarantors (to the extent they are party thereto), enforceable against the Issuers and the Guarantors (to the extent they are party thereto) in accordance with their terms.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions (or the enforceability thereof) which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws, rules or regulations; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

July 27, 2026

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

July 27, 2026

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Guarantors

Delaware Guarantors:

BNH IP Enabled Services, LLC, a Delaware limited liability company

Bresnan Broadband Holdings, LLC, a Delaware limited liability company

Bresnan Digital Services, LLC, a Delaware limited liability company

Bright House Networks Information Services (Alabama), LLC, a Delaware limited liability company

Bright House Networks Information Services (California), LLC, a Delaware limited liability company

Bright House Networks Information Services (Florida), LLC, a Delaware limited liability company

Bright House Networks Information Services (Indiana), LLC, a Delaware limited liability company

Bright House Networks Information Services (Michigan), LLC, a Delaware limited liability company

CC Fiberlink, LLC, a Delaware limited liability company

CC VI Fiberlink, LLC, a Delaware limited liability company

CC VII Fiberlink, LLC, a Delaware limited liability company

CCO Fiberlink, LLC, a Delaware limited liability company

CCO Holdings Capital Corp., a Delaware corporation

CCO Holdings, LLC, a Delaware limited liability company

CCO NR Holdings, LLC, a Delaware limited liability company

Charter Communications, Inc., a Delaware corporation

Charter Communications, LLC, a Delaware limited liability company

Charter Communications ASC, LLC, a Delaware limited liability company

Charter Communications SSC, LLC, a Delaware limited liability company

Charter Communications VI, L.L.C., a Delaware limited liability company

Charter Distribution, LLC, a Delaware limited liability company

Charter Fiberlink – Alabama, LLC, a Delaware limited liability company

Charter Fiberlink – Georgia, LLC, a Delaware limited liability company

Charter Fiberlink – Illinois, LLC, a Delaware limited liability company

Charter Fiberlink – Maryland II, LLC, a Delaware limited liability company

Charter Fiberlink – Michigan, LLC, a Delaware limited liability company

Charter Fiberlink – Missouri, LLC, a Delaware limited liability company

Charter Fiberlink – Nebraska, LLC, a Delaware limited liability company

Charter Fiberlink – Tennessee, LLC, a Delaware limited liability company

Charter Fiberlink CA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink CC VIII, LLC, a Delaware limited liability company

Charter Fiberlink CCO, LLC, a Delaware limited liability company

Charter Fiberlink CT-CCO, LLC, a Delaware limited liability company

Charter Fiberlink LA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink MA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink MS-CCVI, LLC, a Delaware limited liability company

Charter Fiberlink NC-CCO, LLC, a Delaware limited liability company

Charter Fiberlink NH-CCO, LLC, a Delaware limited liability company

Charter Fiberlink NV-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink NY-CCO, LLC, a Delaware limited liability company

Charter Fiberlink OR-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink SC-CCO, LLC, a Delaware limited liability company

Charter Fiberlink TX-CCO, LLC, a Delaware limited liability company

Charter Fiberlink VA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink VT-CCO, LLC, a Delaware limited liability company

Charter Fiberlink WA-CCVII, LLC, a Delaware limited liability company

Charter IP Enabled Services, LLC, a Delaware limited liability company

Charter Leasing Holding Company, LLC, a Delaware limited liability company

Charter Procurement Leasing, LLC, a Delaware limited liability company

DukeNet Communications, LLC, a Delaware limited liability company

Innovar Media LLC, a Delaware limited liability company

Marcus Cable Associates, L.L.C., a Delaware limited liability company

Spectrum Advanced Services, LLC, a Delaware limited liability company

Spectrum Fiberlink Florida, LLC, a Delaware limited liability company

Spectrum Gulf Coast, LLC, a Delaware limited liability company

Spectrum Mid-America, LLC, a Delaware limited liability company

Spectrum Mobile Equipment, LLC, a Delaware limited liability company

Spectrum Mobile, LLC, a Delaware limited liability company

Spectrum New York Metro, LLC, a Delaware limited liability company

Spectrum NLP, LLC, a Delaware limited liability company

Spectrum Northeast, LLC, a Delaware limited liability company

Spectrum Oceanic, LLC, a Delaware limited liability company

Spectrum Originals Development, LLC, a Delaware limited liability company

Spectrum Originals, LLC, a Delaware limited liability company

Spectrum Pacific West, LLC, a Delaware limited liability company

Spectrum Reach, LLC, a Delaware limited liability company

Spectrum RSN, LLC, a Delaware limited liability company

Spectrum SN, LLC, a Delaware limited liability company

Spectrum Southeast, LLC, a Delaware limited liability company

Spectrum SportsNet LLC, a Delaware limited liability company

Spectrum Sunshine State, LLC, a Delaware limited liability company

Spectrum TV Essentials, LLC, a Delaware limited liability company

Spectrum Wireless Holdings, LLC, a Delaware limited liability company

Time Warner Cable Business LLC, a Delaware limited liability company

Time Warner Cable Enterprises LLC, a Delaware limited liability company

Time Warner Cable Information Services (Alabama), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Arizona), LLC, a Delaware limited liability company

Time Warner Cable Information Services (California), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Colorado), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Hawaii), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Idaho), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Illinois), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Indiana), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Kansas), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Kentucky), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Maine), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Massachusetts), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Michigan), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Missouri), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Nebraska), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Hampshire), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Jersey), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Mexico) LLC, a Delaware limited liability company

Time Warner Cable Information Services (New York), LLC, a Delaware limited liability company

Time Warner Cable Information Services (North Carolina), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Ohio), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Pennsylvania), LLC, a Delaware limited liability company

Time Warner Cable Information Services (South Carolina), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Tennessee), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Texas), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Virginia), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Washington), LLC, a Delaware limited liability company

Time Warner Cable Information Services (West Virginia), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Wisconsin), LLC, a Delaware limited liability company

Time Warner Cable, LLC, a Delaware limited liability company

TWC Administration LLC, a Delaware limited liability company

TWC Communications, LLC, a Delaware limited liability company

TWC IP Enabled Services, LLC, a Delaware limited liability company

TWC SEE Holdco LLC, a Delaware limited liability company

TWCIS Holdco LLC, a Delaware limited liability company
Visual Advertising Sales Technology, LLC, a Delaware limited liability company

Other Guarantors:

Bresnan Broadband of Colorado, LLC, a Colorado limited liability company

Bresnan Broadband of Montana, LLC, a Montana limited liability company

Bresnan Broadband of Utah, LLC, a Utah limited liability company

Bresnan Broadband of Wyoming, LLC, a Wyoming limited liability company